UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 30, 2014

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01     Entry into a Material Definitive Agreement.

On September 30, 2014, LGI Homes, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Borrowers”) entered into a Second Commitment Increase Agreement dated as of September 30, 2014 with Wells Fargo Bank, N.A. and Texas Capital Bank, National Association, as administrative agent, whereby (i) the aggregate Commitments under the Company’s senior secured revolving credit facility increased from $175.0 million to $200.0 million in accordance with the accordion feature of the Credit Agreement dated as of April 28, 2014 by and among the Company, the Company’s subsidiaries named therein, the Lenders party to the Credit Agreement from time to time, Texas Capital Bank, National Association, as administrative agent, L/C Issuer and a Lender (the “Credit Agreement”), and (ii) Wells Fargo Bank, N.A. became a lender under the credit facility and made a Commitment of up to $25.0 million. Unless otherwise defined in this Current Report on Form 8-K, capitalized terms used in this Current Report on Form 8-K shall have the meanings specified in the Credit Agreement.

In addition, on September 30, 2014, the Borrowers entered into a First Modification Agreement dated as of September 30, 2014 (the “Modification Agreement”) with the lenders under the Credit Agreement and Texas Capital Bank, National Association, as administrative agent, whereby certain provisions of the Credit Agreement were modified and supplemented. Among other changes to the Credit Agreement, the Modification Agreement (x) increases each of the Combined A&D and Entitled Land Subfacility, the Combined A&D, Entitled Land and Lot Inventory Subfacility, and the Entitled Land Subfacility under the credit facility, (y) modifies certain of the Credit Agreement financial covenants, which are generally tested on a quarterly basis, and (z) allows the Company to incur up to $85,000,000 of unsecured subordinated indebtedness. The Credit Agreement now requires the Borrowers to (i) not exceed a debt to capitalization ratio of 0.60 to 1.0, (ii) maintain a Leverage Ratio of not more than 1:75 to 1.0, (iii) beginning with the fiscal quarter ending December 31, 2014, maintain liquidity in excess of $40.0 million, (iv) maintain a ratio of the sum of the value of all land, Entitled Land, vacant lots, and A&D Improvements to tangible net worth of not more than 1:75 to 1.0, and (v) maintain a ratio of the Maximum Credit Amount for all Entitled Land and A&D Improvements to the Total cost of all Land, Entitled Land and A&D Improvements of not more than 0.35 to 1.0. In addition, the Credit Agreement now requires the Borrowers to maintain for each four fiscal quarter period, a ratio of EBITDA to any debt service payments of at least 4.0 to 1.0. As of September 30, 2014, outstanding borrowings under the Credit Agreement were approximately $160.0 million.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board

Date: October 3, 2014